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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Meadowbrook Insurance Group, Inc. of our report dated March 17, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference to our report dated March 17, 2000 relating to the financial statement schedule, which appears in this Form 10-K


\s\ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Detroit, MI
March 29, 2000